UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019 nuveen

Nuveen Global Cities REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-222231	82-1419222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Third Avenue, 3rd Floor New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 490-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2019, Nuveen Global Cities REIT, Inc. (the “Company”) held its annual meeting of stockholders. Stockholders representing 29,762,242.295 shares, or 99.086% of the outstanding shares of the Company’s common stock, $0.01 par value per share, as of March 15, 2019, were present in person or were represented at the meeting by proxy.

The purpose of this meeting was to consider and vote upon the following two proposals:

1.	To elect seven individuals to the board of directors for the ensuing year and until their respective successors are elected and qualify; and

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public registered accounting firm for the year ending December 31, 2019.

At the annual meeting, the stockholders elected all seven director nominees and ratified the appointment of PricewaterhouseCoopers LLP. The votes cast with respect to each proposal were as follows:

	Votes For	Votes Withheld
Proposal 1: Election of Directors
Michael J.L. Sales	29,762,242.295	0
Michael A. Perry	29,762,242.295	0
John L. MacCarthy	29,762,242.295	0
Donna Brandin	29,762,242.295	0
John R. Chandler	29,762,242.295	0
Steven R. Hash	29,762,242.295	0
Robert E. Parsons, Jr.	29,762,242.295	0

	Votes For	Votes Against	Abstentions
Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP	29,762,242.295	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nuveen Global Cities REIT, Inc.

Date: May 13, 2019	By:	/s/ James E. Sinople
James E. Sinople Chief Financial Officer and Treasurer